EXHIBIT 10.1

AMENDMENT TO THE

PHARMA-BIO SERV, INC.

2014 LONG-TERM INCENTIVE PLAN

WHEREAS, Pharma-Bio Serv, Inc., a Delaware corporation (the “Company”), currently maintains and sponsors the Pharma-Bio Serv, Inc. Long-Term Incentive Plan (the “Plan”); and

WHEREAS, Section 12(a) of the Plan provides that the Board of the Directors of the Company (“Board”) may amend the Plan from time to time; and

WHEREAS, the Board has determined it to be in its best interests to amend the Plan as set forth herein; and

NOW, THEREFORE, effective upon the Company’s Stockholders’ approval as set forth in Section 12(a) of the Plan, the following amendment to the Plan is hereby adopted:

1. Section 16 of the Plan shall be amended and restated to read as follows:

“16. Term of Plan.

Stock Option, Stock Appreciation Right, Restricted Stock award, Deferred Stock award, Stock Purchase Right or Other Stock-Based Award may be granted pursuant to the Plan, until twenty (20) years from the date the Plan was approved by the Board, March 31, 2014, unless the Plan shall be terminated by the Board, in its discretion, prior to such date, but awards granted prior to such termination may extend beyond that date.”

2. Except as modified by this Amendment to the Plan, all of the terms and conditions of the Plan shall remain valid and in full force and effect.

IN WITNESS WHEREOF, the undersigned, a duly authorized officer of the Company, has executed this instrument as of the 2nd day of May 2024, on behalf of the Company.

PHARMA-BIO SERV, INC.

By:	/s/ Pedro J. Lasanta
Name:	Pedro J. Lasanta
Title:	Chief Financial Officer, Vice President - Finance and Administration and Secretary